       E-14                                       EXHIBIT 10.06

                      MAYFLOWER GROUP, INC.
                   1993 RESTRICTED STOCK PLAN

      1. Establishment. Mayflower Group, Inc. ("Mayflower") hereby establishes a share incentive plan for officers and other key employees of Mayflower and its wholly-owned subsidiaries (individually a "Subsidiary" and collectively, the "Subsidiaries"), as described herein, which shall be known as the Mayflower Group, Inc. Restricted Stock Plan (the "Plan").

      2. Purpose. The purpose of the Plan is to enable Mayflower and its Subsidiaries to retain and motivate officers and other key employees who provide valuable service to Mayflower and its Subsidiaries, and to provide such officers and key employees with an opportunity to acquire shares of common stock, without par value, of Mayflower ("Common Stock"), thereby providing them with an increased incentive to work for the success of Mayflower and its Subsidiaries and better enabling such entities to attract and retain capable officers and other key employees.

     3. Administration of the Plan. The Plan shall be administered, construed and interpreted by the Compensation Committee of the Board of Directors of Mayflower (the "Committee"). The Committee shall consist of at least two (2) members of the Board of Directors of Mayflower (the "Board"), who shall be designated from time to time by the Board. No member of the Committee shall, during the one year prior to his service at any time as a member of the Committee, have been granted or awarded equity securities pursuant to this Plan or any other plan of Mayflower or any of its Subsidiaries, except:

          (i)  a formula plan meeting the conditions of Rule
     16b-3(c)(2)(ii) promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "1934
     Act");

          (ii) an ongoing securities acquisition plan meeting the conditions of Rule 16b-3(d)(2)(i) promulgated under Section
     16 of the 1934 Act; or

          (iii) another plan or arrangement a grant or award under which does not, in the opinion of Mayflower's counsel, cause a member of the Committee to fail to qualify as a "disinterested person" under Rule 16b-3(c)(2)(i) promulgated under Section 16 of the 1934 Act.

The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act either at a meeting at which a majority of the members of the Committee is present or by a written consent signed by all members of the Committee.

     The Committee shall have the sole, final and conclusive authority to determine, consistent with and subject to the provisions of the Plan:

          (a) the individuals to whom restricted share awards shall be granted under the Plan (the "Grantees");

          (b) the time when restricted shares of Common Stock shall be granted hereunder;

          (c) the number of shares of Common Stock of the Corporation to be covered under each restricted share grant;

          (d) the period of restrictions for restricted share grants (the "Period of Restriction"), which shall in no event be less than six (6) months; and

          (e) the terms and conditions of the agreements by which restricted shares granted shall be evidenced (the
     "Restricted Share Agreements").

The Committee shall also have authority to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in the administration of the Plan.

     4. Eligibility. The Committee may, consistent with the terms hereof, grant restricted shares to officers (including officers who are members of the Board of Directors) and other key employees of Mayflower or of a Subsidiary who in the opinion of the Committee from time to time provide valuable service to Mayflower or a Subsidiary.

     5. Stock Subject to the Plan. The maximum number of shares with respect to which restricted share awards may be made under this Plan is 25,000 shares of Common Stock, which may be authorized but unissued shares of Mayflower. Subject to Section 6 hereof, the shares of Common Stock for which awards may be granted under the Plan shall not exceed that number. If any restricted share grant is forfeited in whole or in part, the unpurchased or forfeited shares subject thereto shall (unless the Plan shall have terminated) become available for other awards under the Plan.

     6. Adjustment of Shares. In the event of any change after the effective date of the Plan in the outstanding stock of Mayflower by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the shares of Common Stock of Mayflower, the Committee shall determine what changes, if any, are appropriate in the number and kind of shares reserved under the Plan and in the number and kind of shares covered by outstanding awards granted under the Plan. Any determination of the Committee hereunder shall be conclusive.

     7. Restricted Share Awards. The Committee may grant restricted share awards of Common Stock which entitle Grantees to receive shares of Common Stock. Each restricted share award shall be evidenced by a Restricted Share Agreement between Mayflower and the Grantee, which Agreement shall set forth the terms and conditions of the award to the extent not inconsistent with the provisions of the Plan. Each restricted share award shall provide for the distribution of the awarded shares free of all restrictions at the end of the Period of Restriction, as specified in the Restricted Share Agreement.

     8. Duration of the Plan. Subject to the Board's right to earlier terminate the Plan pursuant to Section 20 hereof, the Plan shall remain in effect until all shares of Common Stock subject to it shall have been acquired by Grantees pursuant to the provisions hereof and shall have been released from restrictions pursuant to Sections 9, 10, 15 or 16 hereof. Notwithstanding the foregoing, no Shares may be granted under the Plan after August 4, 2003.

     9. Transferability. Except as contemplated by Sections 10, 15 and 16 hereof, the restricted shares granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until such conditions as were specified by the Committee, in its sole discretion, and set forth in the Restricted Share Agreement are satisfied.

     10. Removal of Restrictions. Except as otherwise provided in Sections 9, 15 and 16 hereof, restricted shares covered by each restricted share grant made under this Plan shall become freely transferable by the Grantee after the last day of the Period of Restriction.

     11. Other Restrictions. The Board shall impose such other restrictions on any shares of Common Stock granted pursuant to the Plan as it may deem advisable.

     12. Certificate Legend. Each certificate representing restricted shares granted pursuant to this Plan shall bear the following legend:

          "The sale or other transfer of the shares
     represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Mayflower Group, Inc. Restricted Stock Plan and a
     Restricted Share Agreement dated           .  A copy of
     the Restricted Stock Plan and such Restricted Share Agreement may be obtained from the Secretary of the Corporation."

Once the shares are released from the restrictions set forth in
Section 9 hereof, the Grantee shall be entitled to have the legend required by this Section 12 removed from the certificate(s) representing the Common Stock obtained pursuant to a Restricted Share Agreement.

     13.  Voting Rights.  During the Period of Restriction,
Grantees holding restricted Shares granted hereunder may exercise full voting rights with respect to those Shares.

     14. Dividends and Other Distributions. During the Period of Restriction, Grantees holding restricted shares granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares of Common Stock shall be subject to the same restrictions on transferability as the restricted shares with respect to which they were paid.

     15. Effect of Termination of Employment Due to Retirement. In the event that a Grantee terminates his or her employment with Mayflower or its Subsidiaries because of Retirement (as hereinafter defined), any remaining Period of Restriction applicable to the restricted shares pursuant to Section 9 hereof shall automatically terminate and, except as otherwise provided in Section 11, the shares shall thereby be free of restrictions and freely transferable. For purposes of the Plan, "Retirement" means termination of employment due to retirement by an employee who has attained age 55 and has at least ten (10) years of service with the Company.

     16. Effect of Termination of Employment without Cause or Due to Death, Disability. In the event a Grantee terminates his or her employment with Mayflower or its Subsidiaries because of death, Permanent and Total Disability (as hereinafter defined) or the Grantee's employment with Mayflower or its Subsidiaries is involuntarily terminated by Mayflower or its Subsidiaries without Cause (as hereinafter defined) during the Period of Restriction, any remaining Period of Restriction applicable to the restricted shares pursuant to Section 9 hereof shall automatically terminate and, except as otherwise provided in Section 11, the Common Stock shall thereby be free of restrictions and freely transferable. For purposes of the Plan, (i) "Permanent and Total Disability" means if an employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months; provided, however, an employee shall not be considered to be Permanently and Totally Disabled unless he or she furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require, and (ii) "Cause" shall mean fraud, dishonesty, theft of corporate assets or other gross misconduct by a Grantee.

     17. Other Termination of Employment. In the event that a Grantee's employment with Mayflower or its Subsidiaries is terminated by Mayflower or its Subsidiaries for Cause or by the Grantee during the Period of Restriction, then any Common Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to Mayflower.

     18. No Employment Rights Created. Nothing in this Plan or in any grant of restricted shares shall interfere with or limit in any way the right of Mayflower or its Subsidiaries to terminate any Grantee's employment at any time, nor confer upon any Grantee any right to continue in the employ of Mayflower or its Subsidiaries.

     19. Nontransferability of Rights or Restricted Shares. No Common Stock granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, until the termination of the applicable Period of Restriction. All rights granted to a Grantee under the Plan shall be exercisable during the Grantee's lifetime only by the Grantee, or the guardians or legal representatives of the Grantee. Upon the death of a Grantee, the personal representative or beneficiary of the Grantee may exercise the Grantee's rights under the Plan.

     20. Amendment and Termination. The Board may at any time amend, modify, alter, or terminate this Plan, except that such amendment, modification, alteration or termination may not adversely affect the rights of any existing Grantee, without the consent of such Grantee, and except that approval of the Shareholders of Mayflower must be obtained for any amendment which would: (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of securities which may be issued under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

     21. Tax Withholding. Mayflower or its Subsidiaries, as appropriate, shall have the right to deduct from all payments any Federal, state, or local taxes required by law to be withheld with respect to such payments and, in the case of awards paid in shares of Common Stock, the Grantee or other person receiving such shares of Common Stock may be required to pay to Mayflower or its Subsidiaries, as appropriate, the amount of any such taxes which Mayflower or its Subsidiaries is required to withhold with respect to such shares prior to delivery of any certificate or certificates for such shares.

     22. Tax Benefit. The Committee may, in its sole discretion, include a provision in any Restricted Share Agreement that provides for an additional cash payment from Mayflower to the Grantee of such award equal to all or a portion of the tax benefit to be received by Mayflower attributable to its federal income tax deduction, if any, resulting from the vesting, cancellation, disposition or other transaction involving the Common Stock subject to the restricted share award.

     23. Indemnification. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by Mayflower against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof with Mayflower's approval, or paid by him or her in satisfaction of a judgment in any such action, suit or proceeding against him or her, provided he or she shall give Mayflower an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive or any other rights of indemnification to which such persons may be entitled under the Mayflower's Articles of Incorporation or Code of By-Laws, as a matter of law, or otherwise, or any power that Mayflower may have to indemnify them or hold them harmless.

     24. Governing Law. The Plan, and all grants and other documents delivered hereunder, shall be construed in accordance with and governed by the laws of Indiana.

     25. Expenses of Plan. The expenses of administering the Plan shall be borne by Mayflower and its Subsidiaries.

     26. Successors. This Plan shall be binding upon the successors and assigns of Mayflower and its Subsidiaries.

     27. Effective Date. The Plan shall become effective on the date when it is approved by the Board of Mayflower.